UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☑    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

Thor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Why am I receiving this notice regarding the availability of proxy materials?

Can I request to receive my proxy materials for future meetings by e-mail rather than receive a Notice?

•	Yes, you may request to receive proxy materials for all future meetings by e-mail, to do so go to www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions.

How can I vote my shares?

•	You may vote your shares via the INTERNET at www.proxyvote.com.

•	It is necessary to provide the information printed in the box marked by the arrow located on the Notice. You are encouraged to read all of the proxy materials before voting your shares as they contain important information necessary to make an informed voting decision.

•	You may vote your shares BY MAIL by requesting a paper copy of the proxy materials which includes a proxy card or vote instruction form.

•	You may vote your shares BY PHONE by viewing the proxy materials online first at www.proxyvote.com then by using the toll-free number provided or by requesting a paper copy of the proxy materials.

•	You may also vote your shares IN PERSON at the company’s meeting. Please refer to the proxy statement for specific instructions.

You MAY NOT use your Notice to vote your shares, it is NOT a form for voting. If you send the Notice back, your vote will not count.

For more information please visit,

www.sec.gov/spotlight/proxymatters/e-proxy.shtml